Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Media General, Inc.:

Form S-8 (No. 2-56905),

Form S-8 (No. 33-23698),

Form S-3 (No. 33-26853),

Form S-8 (No. 33-52472),

Form S-8 (No. 333-16731),

Form S-8 (No. 333-16737),

Form S-8 (No. 333-69527),

Form S-8 (No. 333-54624),

Form S-8 (No. 333-57538),

Form S-8 (No. 333-138843),

Form S-8 (No. 333-142769), and

Form S-8 (No. 333-148976);

of our report dated January 28, 2009, except with respect to the matters discussed in Note 12, for which the date is January 28, 2010, with respect to the consolidated financial statements and schedule of Media General, Inc. as of December 28, 2008, and December 30, 2007, and for each of the three fiscal years in the period ended December 28, 2008, and of our report dated January 28, 2009, with respect to the effectiveness of internal control over financial reporting of Media General, Inc. as of December 28, 2008 , all included in Current Report on Form 8-K dated January 28, 2010.

/s/ Ernst & Young LLP

Richmond, Virginia

January 28, 2010